LEASE AGREEMENT

                           OFFICE AND INDUSTRIAL SPACE

This Lease Agreement is made and entered into as of the day of August, 1998, by and between LakeCentre Plaza, Ltd., LLLP ("Landlord"), whose address is 4875 Pearl East Cr. #300, Boulder, CO 80301, and New Frontier Media, Inc. ("Tenant"), whose address is 5445 Airport Blvd., Suite 100, Boulder, Colorado 80301.

In consideration of the covenants, terms, conditions, agreements and payments as herein set forth, the Landlord and Tenant hereby enter into the following Lease:

1. Definitions. Whenever the following words or phrases are used in this Lease, said words or phrases shall have the following meaning:

         A. "Area" shall mean the parcel of land depicted on Exhibit "A" attached hereto and commonly known and referred to as Airport Plaza One, Boulder, Colorado. The Area includes the Leased Premises and one or more buildings. The Area may include Common Areas.

         B.  "Building" shall mean a building located in the Area.

         C. "Common Areas" shall mean all entrances, exits, driveways, curbs, walkways, hallways, parking areas, landscaped areas, restrooms, loading and service areas, and like areas or facilities which are located in the Area and which are designated by the Landlord as areas or facilities available for the nonexclusive use in common by persons designated by the Landlord.

         D. "Leased Premises" shall mean the premises herein leased to the Tenant by the Landlord.

         E.  "Rentable Area" shall mean:

                  (1) For a Single Tenant Floor. With respect to a single tenant floor, Rentable Area will mean the sum of (i) the floor area (in square feet) excluding standard openings in the floor slab used, for example, for Building stairs, elevator and other shafts and vertical ducts (collectively, the "Excluded Spaces"), and (ii) an allocation of the floor area of Common Areas located in or serving the Building.

                  (2) For a Multiple Tenant Floor. With respect to a multiple tenant floor, Rentable Area will mean the sum of (i) the floor area (in square feet) less any Excluded Spaces located within the Rentable Area, and (ii) an allocation of the floor area of the Common Areas and Services Areas on such floor, and (iii) an allocation of the floor area of Common Areas located in or serving the Building.

                  (3) Columns and Non-Standard Openings. No deductions will be made in either Paragraph 1.E.(1) or Paragraph 1.E.(2) for (i) columns and projections necessary to the structural support of the Building or (ii) for openings in the floor slab which were made at the request of Tenant or to accommodate items installed at the request of Tenant.

                  (4) Tenant's Rentable Area may change from time to time as the total rentable area in all Buildings located in the Area is increased or decreased.

         F. "Tenant's Prorata Share" The Tenant's Prorata Share shall mean an amount (expressed as a percentage ) equal to the rentable area included in the Leased Premises divided by the total rentable area included in all Buildings located in the Area. The Tenant's Prorata Share for Common Areas may change from time to time as the rentable area in all Buildings located in the Area is increased or decreased. Tenant's current prorata share of the Area is 19.44 %.

2. Leased Premises. The Landlord hereby leases unto the Tenant, and the Tenant hereby leases from the Landlord, the following described premises:

         Space 5445 in Building "A" consisting of 8,497 square feet of rentable area, all as depicted on Exhibit "B" attached hereto.

3. Base Term. The term of this Lease shall commence at 12:00 noon on October 1, 1998, and, unless sooner terminated as herein provided for, shall end at 12:00 noon on October 1, 2003 ("Lease Term"). Except as specifically provided to the contrary herein, the Leased Premises shall, upon the termination of this Lease, by virtue of the expiration of the Lease Term or otherwise, be returned to the Landlord by the Tenant in as good or better condition than when entered upon by the Tenant, ordinary wear and tear excepted.

4. Rent. Tenant shall pay the following rent for the Leased Premises:

         A. Base Monthly Rent. Tenant shall pay to Landlord, without notice and without setoff, at the address of Landlord as herein set forth, the following Base Monthly Rent ("Base Monthly Rent"), said Base Monthly Rent to be paid in advance on the first day of each month during the term hereof. In the event that this Lease commences on a date other than the first day of a month, the Base Monthly Rent for the first month of the Lease Term shall be prorated for said partial month. Below is a schedule of Base Monthly Rental payments as agreed upon:

During Lease Term

         For Period                         To Period                           A Base Monthly
          Starting                           Ending                                 Rent of
         October 1, 1998                    October 1, 1999                     $8,143.00
         October 1, 1999                    October 1, 2003                     $8,143.00  plus any cost of  living
                                                                                Adjustment per Paragraph 4C below.

         B. Lease Term Adjustment. If, for any reason, other than delays caused by the Tenant, the Leased Premises are not ready for Tenant's occupancy on October 1, 1998, the Tenant's rental obligation and other monetary expenses (i.e. taxes, utilities, etc.) shall be abated in direct proportion to the number of days of delay. It is hereby agreed that the premises shall be deemed ready for occupancy on the day the Landlord receives a T.C.O. or C.O. from the appropriate authority, or on the day the Landlord gives Tenant the keys to the Leased Premises if a building permit has not been applied for and/or is not required by the appropriate authority. If the premises are not ready for occupancy by October 15, 1998, so long delays are not caused by Tenant, Landlord will be responsible for paying Tenant the additional rent of $210.00 per day this is charged for holding over in the Tenant's current space at 1050 Walnut Street. The total amount due from Landlord will be credited against Tenant's rent obligation when the Tenant occupies the space. If Landlord is unable to receive a Certificate of Occupancy and deliver the space to the Tenant by November 15, 1998, Tenant will have the option to terminate this Lease Agreement upon written notice to Landlord by November 20, 1998.

         C. Cost of Living Adjustment. The Base Monthly Rental specified in paragraph 4A above shall be recalculated for each Lease Year as defined hereinafter following the first Lease Year of this Lease Agreement. The recalculated Base Monthly Rental shall be hereinafter referred to as the "Adjusted Monthly Rental". The Adjusted Monthly Rental for each Lease Year after the first Lease Year shall be an amount calculated by the rent adjustment formula set forth below. In applying the rent adjustment formula, the following definitions shall apply:

         (1) "Lease Year" shall mean a period of twelve (12) consecutive full calendar months with the first Lease Year commencing on the date of the commencement of the term of this Lease and each succeeding Lease Year commencing upon the anniversary date of the first Lease Year; however, if this Lease does not commence on the first day of a month, then, the first Lease Year and each succeeding Lease Year shall commence on the first day of the first month following each anniversary date of this Lease;

         (2) "Bureau" shall mean the Bureau of Labor Statistics of the United States Department of Labor or any successor agency that shall issue the Price Index referred to in this Lease Agreement.

         (3) "Price Index" shall mean the "Consumer Price Index-All Urban Consumers-All Items (CPI-U) U.S. City Average (1982-84=100)" issued from time to time by the Bureau. In the event the Price Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of the increase in the Price Index shall be made with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or failing such publication, by another nationally recognized publisher of similar statistical information. In the event the Price Index shall cease to be published, then, for the purposes of this paragraph 4C there shall be substituted for the Price Index such other index as the Landlord and the Tenant shall agree upon, and if they are unable to agree within sixty (60) days after the Price Index ceases to be published, such matter shall be determined by arbitration in accordance with the Rules of the American Arbitration Association.

         (4) "Base Price Index" shall mean the Price Index released to the public during the second calendar month preceding the commencement of this Lease Agreement.

         (5) "Revised Price Index" shall mean the Price Index released to the public during the second calendar month preceding the Lease Year for which the Base Annual Rental is to be adjusted;

         (6) "Basic Monthly Rental" shall mean the Basic Monthly Rental set forth in subparagraph 4A above. The rent adjustment formula used to calculate the Adjusted Monthly Rental is as follows:

        Adjusted Monthly = Revised Price Index X Base Monthly Rental
              Rental       -----------------------------------------
                                       Base Price Index

Not withstanding the above formula, the Adjusted Monthly Rental shall not be less than 102.5% or greater than 105.5% of the previous year's Adjusted Monthly Rental, or the Basic Monthly Rental if such adjustment is for the Second Lease Year. The Adjusted Monthly Rental as herein above provided shall continue to be payable monthly as required in paragraph 4A above without necessity of any further notice by the Landlord to the Tenant.

         D. Total Net Lease. The Tenant understands and agrees that this Lease is a total net lease (a "net, net, net lease"), whereby the Tenant has the obligation to reimburse the Landlord for a share of all costs and expenses (taxes, assessments, other charges, insurance, trash removal, Common Area operation and maintenance and like costs and expenses), incurred by the Landlord as a result of the Landlord's ownership and operation of the Area.

         5. Security Deposit. Landlord acknowledges receipt from the Tenant of the sum of Eight Thousand One Hundred Forty Three Dollars ($8,143.00) to be retained by Landlord without responsibility for payment of interest thereon, as security for performance of all the terms and conditions of this Lease Agreement to be performed by Tenant, including payment of all rent due under the terms hereof. Upon written notice for Landlord, deductions may be made by Landlord from the amount so retained for the reasonable cost of repairs to the Leased Premises (ordinary wear and tear excepted), for any rent delinquent under the terms hereof and/or for any sum used in any manner to cure any default of Tenant under the terms of this Lease. In the event deductions are so made, the Tenant shall, upon notice from the Landlord, redeposit with the Landlord such amounts so expended so as to maintain the deposit in the amount as herein provided for, and failure to so redeposit shall be deemed a failure to pay rent under the terms hereof. Nothing herein contained shall limit the liability of Tenant as to any damage to the Leased Premises, and Tenant shall be responsible for the total amount of any damage and/or loss occasioned by actions of Tenant. Landlord may deliver the funds deposited hereunder by Tenant to any purchaser of Landlord's interest in the Leased Premises in the event such interest shall be sold, and thereupon Landlord shall be discharged from any further liability with respect to such deposit.

         6. Use of Premises. Tenant shall use the Leased Premises only for business office and research and development and for no other purpose whatsoever except with the written consent of Landlord. Tenant shall not allow any accumulation of trash or debris on the Leased Premises or within any portion of the Area. All receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the rear and/or other service door provided therefore. In the event the Leased Premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the Leased Premises shall be allowed unless first approved by Landlord in writing, and then in only such areas as are designated by Landlord. Tenant shall not commit or suffer any waste on the Leased Premises nor shall Tenant permit any nuisance to be maintained on the Leased Premises or permit any disorderly conduct or other activity having a tendency to annoy or disturb any occupants of any part of the Area and/or any adjoining property.

         7. Laws and Regulations. -- Tenant Responsibility. The Tenant shall, at its sole cost and expense, comply with all laws and regulations of any governmental entity, board, commission or agency having jurisdiction over the Leased Premises. Tenant agrees not to install any electrical equipment that overloads any electrical paneling, circuitry or wiring and further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction thereof.

         8. Landlord's Rules and Regulations. Landlord reserves the right to adopt and promulgate rules and regulations applicable to the Leased Premises and from time to time amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto shall be given to Tenant, and Tenant agrees to comply with and observe such rules and regulations and amendments and supplements thereto provided that the same apply uniformly to all Tenants of the Landlord in the Area. Such rules and regulations shall not materially impede Tenant's ability to conduct business at set forth herein.

         9. Parking. If the Landlord provides off street parking for the common use of Tenants, employees and customers of the Area, the Tenant shall park all vehicles of whatever type used by Tenant and/or Tenant's employees only in such areas thereof as are designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant's employees park only in the areas so designated. Tenant shall, upon the request of the Landlord, provide to the Landlord license numbers of the Tenant's vehicles and the vehicles of Tenant's employees. Landlord shall maintain current level of parking throughout Tenants lease term.

         10. Control of Common Areas. -- Exclusive control of the Landlord. All Common Areas shall at all times be subject to the exclusive control and management of Landlord, notwithstanding that Tenant and/or Tenant's employees and/or customers may have a nonexclusive right to the use thereof. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the use of said facilities and Common Areas.

         11.  Taxes.

                  A. Real Property Taxes and Assessments. Once the Leased Premises are deemed ready for occupancy, and Tenant is paying rent, the Tenant shall pay to the Landlord on the first day of each month, as additional rent, the Tenant's Prorata Share of all real estate taxes and special assessments levied and assessed against the Building in which the Leased Premises are located and the Common Areas. If the first and last years of the Lease Term are not calendar years, the obligations of the Tenant hereunder shall be prorated for the number of days during the calendar year that this Lease is in effect. The monthly payments for such taxes and assessments shall be $956.00 until the Landlord receives the first tax statement for the referred to properties. Thereafter, the monthly payments shall be based upon 1/12th of the prior year's taxes and assessments. Once each year the Landlord shall determine the actual Tenant's Prorata Share of taxes and assessments for the prior year and if the Tenant has paid less than the Tenant's Prorata Share for the prior year the Tenant shall pay the deficiency to the Landlord with the next payment of Base Monthly Rent, or, if the Tenant has paid in excess of the Tenant's Prorata Share for the prior year the Landlord shall forthwith refund said excess to the Tenant.

                  B. Personal Property Taxes. Tenant shall be responsible for, and shall pay promptly when due, any and all taxes and/or assessments levied and/or assessed against any furniture, fixtures, equipment and items of a similar nature installed and/or located in or about the Leased Premises by Tenant.

                  C. Rent Tax. If a special tax, charge or assessment is imposed or levied upon the rents paid or payable hereunder or upon the right of the Landlord to receive rents hereunder (other than to the extent that such rents are included as a part of the Landlord's income for the purpose of an income tax), the Tenant shall reimburse the Landlord for the amount of such tax within fifteen (15) days after demand therefore is made upon the Tenant by the Landlord.

                  D. Other Taxes, Fees and Charges. Once Tenant has occupied and is paying rent for the space, Tenant shall pay to Landlord, on the first day of each month, as additional rent, Tenant's Pro Rata Share of any "Other Charges" (as hereinafter defined) levied, assessed, charged or imposed against the Area, as a whole. Unless paid directly by Tenant to the authority levying, assessing, charging or imposing same, Tenant shall also pay to Landlord, on the first day of the month following payment of same by Landlord, the entire costs of any such "Other Charges" levied, assessed, charged or imposed against the Leased Premises, Tenant's use of same, or Tenant's conduct of business thereon. For purposes of this provision, "Other Charges" shall mean and refer to any and all taxes, assessments, impositions, user fees, impact fees, utility fees, transportation fees, infrastructure fees, system fees, license fees, and any other charge or assessment imposed by any governmental authority or applicable subdivision on the Area, the Leased Premises or the ownership or use of the Area or Leased Premises, or the business conducted thereon, whether or not formally denominated as a tax, assessment, charge or other nominal description, whether now in effect or hereafter enacted or imposed (excluding, however, Landlord's income taxes).

                  E. Should Landlord protest and win a reduction in the real estate taxes for the Building and Area, Tenant shall be obligated to pay its Prorata Share of the cost of such protest, if the protest is handled by a party other than the Landlord.

         12.  Insurance.

                  A. Landlord's Insurance. The Landlord shall procure and maintain such fire and casualty, loss of rents and liability insurance as it, from time to time, deems proper and appropriate in reference to the Building in which the Leased Premises are located and the Common Areas. Such insurance shall not be required to cover any of the Tenant's property and the Tenant shall have no interest in any of the proceeds of such insurance.

                  B. Tenant's Insurance. Tenant shall, at its sole cost and expense, insure on a full replacement cost basis, Tenant's inventory, fixtures, leasehold improvements and betterments located on the Leased Premises against loss resulting from fire or other casualty. Tenant shall procure, pay for and maintain, comprehensive public liability insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Leased Premises. Said liability policy shall be written on an "occurrence basis" with limits of not less than $1,000,000 combined single limit coverage. Certificates for such insurance shall be delivered to Landlord and shall provide that said insurance shall not be changed, modified, reduced or canceled without thirty (30) days prior written notice thereof being given to Landlord.

                  C. Tenant's High Pressure Steam Boiler Insurance. If Tenant makes use of any kind of steam or other high pressure boiler or other apparatus which presents a risk of damage to the Leased Premises or to the Building or other improvements of which the Leased Premises are a part or to the life or limb of persons within such premises, Tenant shall secure and maintain appropriate boiler insurance in an amount satisfactory to Landlord. The Landlord shall be named insured in any such policy or policies. Certificates for such insurance shall be delivered to Landlord and shall provide that said insurance shall not be changed, modified, reduced or canceled without thirty (30) days prior written notice thereof being given to Landlord.

                  D. Tenant's Share of Landlord Insurance. Tenant shall pay the Landlord as additional rent Tenant's Prorata Share of the insurance secured by the Landlord pursuant to "12A" above. Payment shall be made on the first day of each month as additional rent. The monthly payments for such insurance shall be $50.00 until changed by Landlord as a result of an increase or decrease in the cost of such insurance.

                  E. Mutual Subrogation Waiver. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing fire and extended coverage to either of them covering the Leased Premises, Buildings or other improvements thereon or contents thereof, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against the Landlord or Tenant by virtue of payments of any loss under such insurance. Such a waiver shall be effective so long as the Landlord and Tenant are empowered to grant such waiver under the terms of their respective insurance policy or policies and such waiver shall stand mutually terminated as of the date either Landlord or Tenant gives notice to the other that the power to grant such waiver has been so terminated.

         13.  Utilities.

                  A. Tenant shall be solely responsible for and promptly pay all charges (as part of the amount paid per Paragraph 16 below) for heat, water, gas, electric, sewer service and any other utility service used or consumed on the Leased Premises. In no event shall Landlord be liable for any interruption or failure in the supply of any such utility to the Leased Premises.

                  In the event the utility company supplying water and/or sewer to the Leased Premises determines that an additional service fee, impact fee, and/or assessment, or any other type of payment or penalty is necessary due to Tenant's use and occupancy of the Building, nature of operation and/or consumption of utilities, said expense shall be borne solely by the Tenant. Said expense shall be paid promptly and any repairs requested by the utility company shall be performed by Tenant immediately and without any delay.

                  B. Landlord Controls Selection. Landlord has advised Tenant that presently Public Service Company of Colorado ("Utility Service Provider") is the utility company selected by Landlord to provide electricity and gas service for the Building. Notwithstanding the foregoing, if permitted by Law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electricity and/or gas service (each such company shall hereinafter be referred to as an("Alternative Service Provider") or continue to contract for service from the Utility Service Provider.

                  C. Tenant Shall Give Landlord Access. Tenant shall cooperate with Landlord, Utility Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Utility Service Provider, and any Alternative Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, gas lines, and any other machinery within the Premises.

                  D. Landlord Not Responsible for Interruption of Service. Unless caused by Landlord negligence, Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electrical and/or gas energy furnished to the Premises, or if the quantity or character of the electric and/or gas energy supplied by the Utility Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

         14. Maintenance Obligations of Landlord. Except as herein otherwise specifically provided for, Landlord shall keep and maintain the roof and exterior of the Building of which the Leased Premises are a part in good repair and condition. Tenant shall repair and pay for any damage to roof, foundation and external walls caused by Tenant's action, negligence or fault.

         15. Maintenance Obligations of the Tenant. Subject only to the maintenance obligations of the Landlord as herein provided for, the Tenant shall, during the entire Lease Term, including all extensions thereof, at the Tenant's sole cost and expense, keep and maintain the Leased Premises in good condition and repair, including specifically the following:

                  A. Electrical Systems. Tenant agrees to maintain in good working order and to make all required repairs and replacements to the electrical systems for the Leased Premises if such repairs are necessitated by the actions or inactions of Tenant.

                  B. Plumbing Systems. Tenant agrees to maintain in good working order and to make all required repairs or replacements to the plumbing systems for the Leased Premises if such repairs are necessitated by the actions or inactions of Tenant.

                  C. Inspections and Service. Upon termination of Lease Agreement, Tenant agrees, before vacating premises, to employ at Tenant's sole cost and expense, a licensed contractor to inspect, service and write a written report on the systems referred to in "A" and "B" of this Paragraph. Landlord shall have the right to order such an inspection if Tenant fails to provide evidence of such inspection, and, to follow the recommendations of such reports and to charge the expense thereof to the Tenant.

                  D. Tenant's Responsibility for Building and Area Repairs. Tenant shall be responsible for any repairs required for any part of the Building or Area of which the Leased Premises are a part if such repairs are necessitated by the actions or inactions of Tenant.

                  E. Cutting Roof. Tenant must obtain in writing the Landlord's approval prior to making any roof penetrations. Failure by Tenant to obtain written permission to penetrate a roof shall relieve Landlord of any roof repair obligations as set forth in Paragraph "14" hereof. Tenant further agrees to repair, at its sole cost and expense, all roof penetrations made by the Tenant and to use, if so requested by Landlord, a licensed contractor selected by the Landlord to make such penetrations and repairs.

                  F. Glass and Doors. The repair and replacement of all glass and doors on the Leased Premises shall be the responsibility of the Tenant. Any such replacements or repairs shall be promptly completed at the expense of the Tenant.

                  G. Liability for Overload. Tenant shall be responsible for the repair or replacement of any damage to the Leased Premises, the Building or the Area which result from the Tenant's movement of heavy articles therein or thereon. Tenant shall not overload the floors of any part of the Leased Premises.

                  H. Liability for Overuse and Overload of Operating Systems. Tenant shall be responsible for the repair, upgrade, modification, and/or replacement of any operating systems servicing the Leased Premises and/or all or part of the Building which is necessitated by Tenant's change or increase in use of or non-disclosed use of all or a part of the Leased Premises. Operating systems include, but are not limited to, electrical systems; plumbing systems (both water and natural gas); heating, ventilating, and air conditioning systems; telecommunications systems; computer and network systems; lighting systems, fire sprinkler systems; security systems; and building control systems, if any.

                  I. Inspection of Leased Premises-"As Is" Conditions. Tenant has inspected the Leased Premises and accepts the Leased Premises in the condition that they exist as of the date of this Lease, including, but not limited to, all mechanical, plumbing and electrical systems and the conditions of the interior except:

          .

                  J. Failure of Tenant to Maintain Premises. Should Tenant neglect to keep and maintain the Leased Premises as required herein, the Landlord shall have the right, but not the obligation, to have the work done and any reasonable costs plus a ten percent (10%) overhead charge therefore shall be charged to Tenant as additional rental and shall become payable by Tenant with the payment of the rental next due.

         16. Common Area Maintenance. Tenant shall be responsible for Tenant's Prorata share of the total costs incurred for the operation, maintenance and repair of the Common Areas actually paid for by Landlord, including, but not limited to, the costs and expenses incurred for the operation, maintenance and repair of parking areas (including restriping and repaving); removal of snow; all utilities including water, gas, and electric for the building; janitorial for common areas and tenant occupied space; normal HVAC maintenance and elevator maintenance (if applicable); trash removal; security to protect and secure the Area; common entrances, exits, and lobbies of the Building; all common utilities, including water to maintain landscaping; replanting in order to maintain a smart appearance of landscape areas; supplies; depreciation on the machinery and equipment used in such operation, maintenance and repair; the cost of personnel to implement such services; the cost of maintaining in good working condition the HVAC system(s) for the Leased premises; the cost of maintaining in good working condition the elevator(s) for the Leased Premises, if applicable; and ten percent (10 %) of all such operational, maintenance and repair costs to cover Landlord's administrative and overhead costs subject to Tenant not having to pay a management fee. These costs shall be estimated on an annual basis by the Landlord and shall be adjusted upwards or downwards depending on the actual costs for the preceding twelve months. Tenant shall pay monthly, commencing with the first month of the Lease Term, as additional rent due under the terms hereof, a sum equal to Tenant's Prorata Share of the estimated costs for said twelve (12) month period, divided by 12. The estimated initial monthly costs are $779.00. Once each year the Landlord shall determine the actual costs of the foregoing expenses for the prior year and if the actual costs are greater than the estimated costs, the Tenant shall pay its Tenant's Prorata Share of the difference between the estimated costs and the actual costs to the Landlord with the next payment of Base Monthly Rent, or, if the actual costs are less than the estimated costs, the Landlord shall forthwith refund the amount of the Tenant's excess payment to the Tenant.

         17. Inspection of and Right of Entry to Leased Premises--Regular, Emergency, Reletting. Landlord and/or Landlord's agents and employees, shall have the right to enter, upon reasonable notice from landlord, the Leased Premises at all times during regular business hours and, at all times during emergencies, without prior notice, to examine the Leased Premises, to make such repairs, alterations, improvements or additions as Landlord deems necessary, and Landlord shall be allowed to take all materials into and upon said Leased Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall in no way abate while such repairs, alterations, improvements or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and/or purchasers and may place upon the Leased Premises the usual notices indicating that the Leased Premises are for lease and/or sale.

         18. Alteration-Changes and Additions-Responsibility. Unless the Landlord's approval is first secured in writing, the Tenant shall not install or erect inside partitions, add to existing electric power service, add telephone outlets, add light fixtures, install additional heating and/or air conditioning or make any other changes or alterations to the interior or exterior of the Leased Premises. Any such changes or alterations shall be made at the sole cost and expense of the Tenant. At the end of this Lease, all such fixtures, equipment, additions, changes and/or alterations (except trade fixtures installed by Tenant) shall be and remain the property of Landlord; provided, however, Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions and/or alterations and restore the Leased Premises to the condition existing immediately prior to such change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense. All such work shall be done in a good and workmanlike manner and shall consist of new materials unless agreed to otherwise by Landlord. Any and all repairs, changes and/or modifications thereto shall be the responsibility of, and at the cost of, Tenant. Landlord may require adequate security from Tenant assuring no mechanics' liens on account of work done on the Leased Premises by Tenant and may post the Leased Premises, or take such other action as is then permitted by law, to protect the Landlord and the Leased Premises against mechanics' liens. Landlord may also require adequate security to assure Landlord that the Leased Premises will be restored to their original condition upon termination of this Lease. All equipment specific to Tenant's business operation, not paid for with the Tenant Improvement Allowance, will not become a fixture to the building and can be removed form the lease premises so long as Tenant make all repairs necessary to restore the premises tot he condition existing immediately prior to the installation of such equipment.

         19. Sign Approval. Except for signs which are located inside of the Leased Premises and which are not attached to any part of the Leased Premises, the Landlord must approve in writing any sign to be placed in or on the interior or exterior of the Leased Premises, regardless of size or value. Specifically, signs attached to windows of the Leased Premises must be so approved by the Landlord. As a condition to the granting of such approval, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such sign work to be so performed. Tenant shall, during the entire Lease Term, maintain Tenant's signs in good condition and repair at Tenant's sole cost and expense. Tenant shall, remove all signs at the termination of this Lease, at Tenant's sole risk and expense and shall in a workmanlike manner properly repair any damage and close any holes caused by the installation and/or removal of Tenant's signs. Tenant shall give Landlord prior notice of such removal so that a representative of Landlord shall have the opportunity of being present when the signage is removed, or shall pre-approve the manner and materials used to repair damage and close the holes caused by removal.

         20. Right of Landlord to Make Changes and Additions. So long as Tenant business operations are not materially impaired and current parking rations are not diminished, Landlord reserves the right at any time to make alterations or additions to the Building or Area of which the Leased Premises are a part. Landlord also reserves the right to construct other buildings and/or improvements in the Area and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the Leased Premises to Tenant. Landlord further reserves the exclusive right to the roof of the Building of which the Leased Premises are a part. Landlord also reserves the right at any time to relocate, vary and adjust the size of any of the improvements or Common Areas located in the Area, provided, however, that all such changes shall be in compliance with the requirements of governmental authorities having jurisdiction over the Area.

         21. Damage or Destruction of Leased Premises. In the event the Leased Premises and/or the Building of which the Leased Premises are a part shall be totally destroyed by fire or other casualty or so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild same, Landlord shall have the right to terminate this Lease upon written notice to Tenant. If the Leased Premises are partially damaged by fire or other casualty, except if caused by Tenant's negligence, and said Leased Premises are not rendered untenable thereby, as determined by Landlord, an appropriate reduction of the rent shall be allowed for the unoccupied portion of the Leased Premises until repair thereof shall be substantially completed. If the Landlord elects to exercise the right herein vested in it to terminate this Lease as a result of damage to or destruction of the Leased Premises or the Building in which the Leased Premises are located, said election shall be made by giving notice thereof to the Tenant within thirty (30) days after the date of said damage or destruction.

         22. Governmental Acquisition of Property. The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of the Leased Premises, the Building, the Area, or any part thereof, by any governmental body or other person or entity via the exercise of the power of eminent domain, it being understood and agreed that any financial settlement made or compensation paid respecting said land or improvements to be so taken, whether resulting from negotiation and agreement or legal proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum so paid. In the event of any such taking, Landlord shall have the right to terminate this Lease on the date possession is delivered to the condemning person or authority. Such taking of the property shall not be a breach of this Lease by Landlord nor give rise to any claims in Tenant for damages or compensation from Landlord. Nothing herein contained shall be construed as depriving the Tenant of the right to retain as its sole property any compensation paid for any tangible personal property owned by the Tenant which is taken in any such condemnation proceeding.

         23. Assignment or Subletting. Except for wholly owned and or controlled subsidiaries or affiliates, Tenant may not assign this Lease, or sublet the Leased Premises or any part thereof, without the written consent of Landlord, which consent shall not be unreasonably withheld. No such assignment or subletting if approved by the Landlord shall relieve Tenant of any of its obligations hereunder, and, the performance or nonperformance of any of the covenants herein contained by subtenants shall be considered as the performance or the nonperformance by the Tenant.

         24. Warranty of Title. Subject to the provisions of the following three
(3) paragraphs hereof, Landlord covenants it has good right to lease the Leased Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term of the Lease.

         25. Access. Landlord shall provide Tenant nonexclusive access to the Leased Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right, during the term of this Lease, to designate, and to change, such nonexclusive access.

         26. Subordination. Tenant agrees that this Lease shall be subordinate to any mortgages, trust deeds or ground leases that may now exist or which may hereafter be placed upon said Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments may be required for the above purposes, and failing to do so within ten (10) days after demand in writing, does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact and in its name, place and stead so to do. Tenant shall in the event of the sale or assignment of Landlord's interest in the Area or in the Building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize such purchaser as Landlord under this Lease.

         27. Easements. The Landlord shall have the right to grant any easement on, over, under and above the Area for such purposes as Landlord determines, provided that such easements do not materially interfere with Tenant's occupancy and use of the Leased Premises.

         28. Indemnification and Waiver Except in the case of a breach or default in the performance of any obligation under this Lease, each party shall indemnify, defend and hold harmless the other party and nothing in this Lease shall be construed as imposing any liability on them for any loss, costs, expense (including reasonable attorney's fees), or any claims, suits, actions or damages arising from the ownership, use, control or occupancy of any portion of the Project including the Building, Common Areas and Premises unless such loss, cost, expense, claim, suit or action is a result of or caused by the negligent acts or omissions of such other party or its agents, servants, employees, contractors, or invitees.

Tenant shall not indemnify Landlord for acts or failure to observe or comply with any of the rules by any other Tenant or occupant of the Building or Project that adversely affect Tenant's use and occupancy in which Landlord has been put on notice of such adverse impact to Tenant.

         29. Acts or Omission of Others. The Landlord, or its employees or agents, or any of them, shall not be responsible or liable to the Tenant or to the Tenant's guests, invitees, employees, agents or any other person or entity, for any loss or damage that may be caused by the acts or omissions of other tenants, their guests or invitees, occupying any other part of the Area or by persons who are trespassers on or in the Area, or for any loss or damage caused or resulting from the bursting, stoppage, backing up or leaking of water, gas, electricity or sewers or caused in any other manner whatsoever, unless such loss or damage is caused by or results from the negligent acts of the Landlord, its agents or contractors.

         30. Interest on Past Due Obligations. Any amount due to Landlord not paid when due shall bear interest at one and one half (1 1/2%) percent per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         31. Holding Over-One and One Half Times Last Month's Rent. If Tenant shall remain in possession of the Leased Premises after the termination of this Lease, whether by expiration of the Lease Term or otherwise, without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant. The rent rate during such holdover tenancy shall be equivalent to one and one half (1 1/2) times the monthly rent paid for the last full month of tenancy under this Lease, excluding any free rent concessions which may have been made for the last full month of the Lease. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained. Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in surrendering possession of the Leased Premises including, without limitation, any claims made with regard to any succeeding occupancy bounded by such holdover period.

         32. Modification or Extensions. No modification or extension of this Lease shall be binding upon the parties hereto unless in writing and unless signed by the parties hereto.

         33. Notice Procedure. All notices, demands and requests which may be or are required to be given by either party to the other shall be in writing and such that are to be given to Tenant shall be deemed to have been properly given if served on Tenant or an employee of Tenant or sent to Tenant by United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Tenant at see page one or at such other place as Tenant may from time to time designate in a written notice to Landlord; and, such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered or certified mail, return receipt requested, properly sealed, stamped and addressed to Landlord at 4875 Pearl East Cr. #300, Boulder, CO 80301 or at such other place as Landlord may from time to time designate in a written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing.

         34. Memorandum of Lease-Notice to Mortgagee. The Landlord and Tenant agree not to place this Lease of record, but upon the request of either party to execute and acknowledge so the same may be recorded a short form lease indicating the names and respective addresses of the Landlord and Tenant, the Leased Premises, the Lease Term, the dates of the commencement and termination of the Lease Term and options for renewal, if any, but omitting rent and other terms of this Lease. Tenant agrees to an assignment by Landlord of rents and of the Landlord's interest in this Lease to a mortgagee, if the same be made by Landlord. Tenant further agrees if requested to do so by the Landlord that it will give to said mortgagee a copy of any request for performance by Landlord or notice of default by Landlord; and in the event Landlord fails to cure such default, the Tenant will give said mortgagee a sixty (60) day period in which to cure the same. Said period shall begin with the last day on which Landlord could cure such default before Tenant has the right to exercise any remedy by reason of such default. All notices to the mortgagee shall be sent by United States registered or certified mail, postage prepaid, return receipt requested.

         35. Controlling Law. The Lease, and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Boulder County and in no other jurisdiction.

         36. Landlord Not a Partner With the Tenant. Nothing contained in this Lease shall be deemed, held or construed as creating Landlord as a partner, agent, associate of or in joint venture with Tenant in the conduct of Tenant's business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

         37. Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

         38.  Default-Remedies of Landlord.

                  A. The occurrence of any of the following events shall constitute a default by Tenant under this Lease:

                           (1) Failure to make due and punctual payment of rent
or any other charges, assessments or amounts due or payable or required to be paid under this Lease with three (3) days written notice form Landlord; or

                           (2) Neglect or failure by Tenant to perform or
observe, or any other breach of, any other term, covenant or condition of this Lease with ten (10) days written notice from landlord; or

                           (3) Adjudication of Tenant as bankrupt or insolvent,
or filing by or against Tenant of any petition in bankruptcy or for reorganization or for the adoption of any arrangement under the Bankruptcy Code; application is made for the appointment of receiver or conservator for Tenant's business or property; or assignment by Tenant is made of its property for the benefit of its creditors; or Tenant's interest in this Lease or any substantial amount of Tenant's other real or personal property is levied or executed upon by process of law; or

                           (4) Petition or other proceeding is made by or
against Tenant for its dissolution or liquidation; or voluntary dissolution or liquidation of Tenant; or

                           (5) Abandonment of the Leased Premises, or any part
thereof, by Tenant for a period of time in excess of thirty (30) consecutive days.

                  B. If Tenant shall default in the payment of rent or in the keeping of any of the terms, covenants or conditions of this Lease to be kept and/or performed by Tenant or shall otherwise commit any event of default as defined above, Landlord may upon the expiration of any applicable cure, immediately, or at any time thereafter, reenter the Leased Premises, remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefore, or for forcible entry and detainer and repossess and enjoy the Leased Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, at any time and from time to time thereafter, relet the Leased Premises or any part thereof for the account of Tenant or otherwise, and receive and collect the rents therefore and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerental, and expense, commissions and charges paid by Landlord in reletting the Leased Premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. In lieu of reletting such Leased Premises, Landlord may occupy the same or cause the same to be occupied by others. Whether or not the Leased Premises or any part thereof be relet, Tenant shall pay the Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or such recovered possession, as the case may be and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any, unless waived by written notice from Landlord to Tenant. No action by Landlord to obtain possession of the Leased Premises and/or to recover any amount due to Landlord hereunder shall be taken as a waiver of Landlord's right to require full and complete performance by Tenant of all terms hereof, including payment of all amounts due hereunder or as an election on the part of Landlord to terminate this Lease Agreement. If the Leased Premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent. If the Leased Premises are reoccupied by the Landlord pursuant hereto, and regardless of whether the Leased Premises shall be relet or possessed by Landlord, all fixtures, additions, furniture, and the like then on the Leased Premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, by the sole determination of Landlord, has abandoned the Leased Premises, Landlord shall have the right to remove all the Tenant's property from the Leased Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken and without liability on the part of Landlord for any action so taken.

                  C. In the event an assignment of Tenant's business or property shall be made for the benefit of creditors, or, if the Tenant's leasehold interest under the terms of this Lease Agreement shall be levied upon by execution or seized by virtue of any writ of any court of law, or, if application be made for the appointment of a receiver for the business or property of Tenant, or, if a petition in bankruptcy shall be filed by or against Tenant, then and in any such case, at Landlord's option, with or without notice, Landlord may terminate this Lease and immediately retake possession of the Leased Premises without the same working any forfeiture of the obligations of Tenant hereunder.

                  D. Tenant hereby grants to the Landlord a security interest in and to any and all of Tenant's property located in, on or adjacent to the Leased Premises as security for Tenant's full and complete performance of the terms and conditions of this Lease, which security interest is enforceable by Landlord as provided by the laws of the State of Colorado.

                  E. In addition to all rights and remedies granted to Landlord by the terms hereof, Landlord shall have available any and all rights and remedies available at law or in equity, or under the statutes of the State of Colorado. No remedy herein or otherwise conferred upon or reserved to Landlord shall be considered exclusive of any other remedy but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Further, all powers and remedies given by this Lease to Landlord may be exercised, from time to time, and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of rent by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

         39. Legal Proceedings-Responsibilities. In the event of proceeding at law or in equity by either party hereto, the non-prevailing party shall pay all costs and expenses, including all reasonable attorney's fees incurred by the prevailing party in pursuing such remedy, if such prevailing party is awarded substantially the relief requested.

         40. Administrative Charges. In the event any check, bank draft or negotiable instrument given for any money payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, (1) to make an administrative charge of $100.00 or three times the face value of the check, bank draft or negotiable instrument, whichever is smaller, and (2) at Landlord's sole option, to require Tenant to make all future rental payments in cash or cashiers check.

         41.  Hazardous Materials and Environmental Considerations.

                  A. Tenant covenants and agrees that Tenant and its agents, employees, contractors and invitees shall comply with all Hazardous Materials Laws (as hereinafter defined). Without limiting the foregoing, Tenant covenants and agrees that it will not use, generate, store or dispose of, nor permit the use, generation, storage or disposal of Hazardous Materials (as hereinafter defined) on, under or about the Leased Premises, nor will it transport or permit the transportation of Hazardous Materials to or from the Leased Premises, except in full compliance with any applicable Hazardous Materials Laws. Any Hazardous Materials located on the Leased Premises shall be handled in an appropriately controlled environment which shall include the use of such equipment (at Tenant's expense) as is necessary to meet or exceed standards imposed by any Hazardous Materials Laws and in such a way as not to interfere with any other tenant's use of its premises. Upon breach of any covenant contained herein, Tenant shall, at Tenant's sole expense, cure such breach by taking all action prescribed by any applicable Hazardous Materials Laws or by any governmental authority with jurisdiction over such matters.

                  B. Tenant shall inform Landlord at any time of (I) any Hazardous Materials it intends to use, generate, handle, store or dispose of, on or about or transport from, the Leased Premises and (ii) of Tenant's discovery of any event or condition which constitutes a violation of any applicable Hazardous Materials Laws. Tenant shall provide to Landlord copies of all communications to or from any governmental authority or any other party relating to Hazardous Materials affecting the Leased Premises.

                  C. Tenant shall indemnify and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, expenses or losses (including, without limitation, diminution on value of the Leased Premises, damages for loss or restriction on use of all or part of the Leased Premises, sums paid in settlement of claims, investigation of site conditions, or any cleanup, removal or restoration work required by any federal, state or local governmental agency, attorney's fees, consultant fees, and expert fees) which arise as a result of or in connection with any breach of the foregoing covenants or any other violation of any Hazardous Materials laws by Tenant. The indemnification contained herein shall also accrue to the benefit of the employees, agents, officers, directors and/or partners of Landlord.

                  D. Upon termination of this Lease and/or vacation of the Leased Premises, Tenant shall properly remove all Hazardous Materials and shall then provide to Landlord an environmental audit report, prepared by a professional consultant satisfactory to Landlord and at Tenant's sole expense, certifying that the Leased Premises have not been subjected to environmental harm caused by Tenant's use and occupancy of the Leased Premises. Landlord shall grant to Tenant and its agents or contractors such access to the Leased Premises as is necessary to accomplish such removal and prepare such report.

                  E. "Hazardous Materials" shall mean (a) any chemical, material, substance or pollutant which poses a hazard to the Leased Premises or to persons on or about the Leased Premises or would cause a violation of or is regulated by any Hazardous Materials Laws, and (b) any chemical, material or substance defined as or included in the definitions of "hazardous substances", "hazardous wastes", "extremely hazardous waste", "restricted hazardous waste", "toxic substances", "regulated substance", or words of similar import under any applicable federal, state or local law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq.; the Resource Conservation and Recovery Act as amended, 42 U.S.C. Sec 6901, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Sec. 6991 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Sec. 1251, et seq.; and Sections 25-15-101, et seq., 25-16-101, et seq., 25-7-101, et seq., and 25-8-101, et seq., of the Colorado
Revised Statutes. "Hazardous Materials Laws" shall mean any federal state or local laws, ordinances, rules, regulations, or policies (including, but not limited to, those laws specified above) relating to the environment, health and safety or the use, handling, transportation, production, disposal, discharge or storage of Hazardous Materials, or to industrial hygiene or the environmental conditions on, under or about the Leased Premises. Said term shall be deemed to include all such laws as are now in effect or as hereafter amended and all other such laws as may hereafter be enacted or adopted during the term of this Lease.

                  F. All outstanding obligations of Tenant under this paragraph 41 shall survive and continue after the expiration of this Lease or its earlier termination for any reason.

                  G. Tenant further covenants and agrees that it shall not install any storage tank (whether above or below the ground) on the Leased Premises without obtaining the prior written consent of the Landlord, which consent may be conditioned upon further requirements imposed by Landlord with respect to, among other things, compliance by Tenant with any applicable laws, rules, regulations or ordinances and safety measures or financial responsibility requirements.

                  H. Should any local governmental entity having jurisdiction over the Leased Premises require any type of environmental audit or report, due to Tenant's occupancy during the occupancy of the Leased Premises by the Tenant, such cost of the audit or report shall be the sole responsibility of the Tenant.

         42. Entire Agreement. It is expressly understood and agree by and between the parties hereto that this Lease sets forth all the promises, agreements, conditions, and understandings between Landlord and/or its agents and Tenant relative to the Leased Premises and that there are no promises, agreements, conditions, or understandings either oral or written, between them other than that are herein set forth.

         43. Guarantee and Financial Statements. This lease and Tenant's performance hereunder, shall be personally guaranteed by Mark Kreloff, by the execution of the Guarantee Agreement set forth herein. A current financial statement of Tenant and of any parties so guaranteeing this Lease shall be provided to Landlord upon execution hereof and annually thereafter, if so requested by Landlord.

         44. Estoppel Certificates. Within no more than 5 days after receipt of written request, the Tenant shall furnish to the owner a certificate, duly acknowledged, certifying, to the extent true:

         A. That this Lease is in full force and effect.

         B. That the Tenant knows of no default hereunder on the part of the owner, or if it has reason to believe that such a default exists, the nature thereof in reasonable detail.

         C. The amount of the rent being paid and the last date to which rent has been paid.

         D. That this Lease has not been modified, or if it has been modified, the terms and dates of such modifications.

         E. That the term of this Lease has commenced.

         F. The commencement and expiration dates.

         G. Whether all work to be performed by the owner has been completed.

         H. Whether the renewal term option has been exercised if applicable.

         I. Whether there exist any claims or deductions from, or defenses to, the payment of rent.

         J. Such other matters as may be reasonably requested by owner.

If the Tenant fails to execute and deliver to the owner a completed certificate as required under this section, the Tenant hereby appoints the owner as its Attorney-In-Fact to execute and deliver such certificate for and on behalf of the Tenant.

         45. Financial Statements. As requested by the Landlord, Tenant shall provide copies of its most recent financial statements and shall also provide Landlord with up to three (3) prior years of financial statements, if so requested.

         46. Brokers. Tenant represents and warrants that it has dealt only with Andrew Freeman and Neil Littmann of The Colorado Group (the "Broker") in the negotiation of this Lease. Landlord shall make payment of the commission according to the terms of a separate agreement with the Broker. Tenant hereby agrees to indemnify and hold Landlord harmless of an from any and all loss, costs, damages or expenses (including, without limitation, all attorney's fees and disbursements) by reason of any claim of, or liability to, any other broker or person claiming through Tenant and arising out of this Lease. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may deal with in the future with respect to leasing of any additional or expansion space in the Building or any renewals or extensions of this Lease unless specifically provided for by separate written agreement with Landlord. In the event any claim shall be made against Landlord by any other broker who shall claim to have negotiated this Lease on behalf of Tenant or to have introduced Tenant to the Building or to Landlord, Tenant hereby indemnifies Landlord, and Tenant shall be liable for the payment of all reasonable attorney's fees, costs, and expenses incurred by Landlord in defending against the same, and in the event such broker shall be successful in any such action, Tenant shall, upon demand, make payment to such broker.

         47. Lease Exhibits Attached. This Lease includes the following Lease Exhibits which are incorporated herein and made a part of this Lease Agreement:

         Exhibit "A" - Site Plan Depicting Area
         Exhibit "B" - Interior Space Plan
         Exhibit "C" - Landlord and Tenant's Construction Obligations Exhibit "D" -
         Exhibit "E" - Additional Terms and Conditions
         Exhibit "F" - Option to Extend

         48. Miscellaneous. All marginal notations and paragraph headings are for purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

LANDLORD: LakeCentre Plaza, Ltd., LLLP

By:
      William W. Reynolds

TENANT: New Frontier Media, Inc.

By:
      Mark Kreloff

Exhibit "A"
Site Plan Depicting Area

                                   Exhibit "B"

                               Interior Space Plan

                                  See Attached

                                   Exhibit "C"

                 Landlord and Tenant's Construction Obligations

1. Landlord shall complete the Leased Premises per Exhibit "B" and per the attached set of "Standard Lease Space Specifications". Said standard landlord tenant finish improvements will be strictly adhered to by Landlord. Should Tenant deviate from these standard specifications, ownership reserves the right to reduce the aforesaid referenced Tenant Finish Allowance as necessary to compensate for the non-standard build out.

2. Landlord shall provide Tenant with $18.00 per square foot Tenant Finish Allowance toward the completion of such Tenant Improvements.

3. All other improvements to the Leased Premises shall be at the sole cost and expense of the Tenant.

4. Prior to the start of Tenant Finish, Landlord shall provide Tenant a budget outlining the cost of the Tenant Finish Construction.

                       STANDARD LEASE SPACE SPECIFICATIONS

                           OFFICE/INDUSTRIAL BUILDINGS

The following are standard specifications for the Leased Premises herein defined.

GENERAL

A.  The leased space design/layout will conform to the Architectural drawings.

B. All work performed to complete the Leased Premises will be in accordance with all applicable codes and regulations.

C. Demising, corridor and partition walls separating offices from warehouse space to be 3-5/8" metal studs at 24" o.c. with 5/8" gypsum wallboard on each side. Partitions to extend from floor to underside of structure above. Partitions to have acoustical sealant at joints and sound attenuation batting between studs from floor to structure above. partitions to receive typical partition finish.

D. 1) Building interior space may be divided into fire containment areas. It is the responsibility of the Tenant to conform to all applicable regulations and fire codes, including, but not limited to, maintaining egress requirements during the term of occupancy.

    2) Fire containment walls to be 3-5/8" metal studs at 24" o.c. with 5/8" gypsum wallboard on each side. Walls to extend from floor to underside of structure above. Doors in fire containment walls to be twenty minute fire rated, solid core oak veneer with closer and metal jambs.

E. Tenant will be responsible for identifying any equipment or areas requiring additional or special ventilation, lighting or electrical service prior to space planning.

OFFICE AREAS
A.  INTERIOR PARTITIONS.

         1. 3-5/8" metal studs at 24" o.c. from floor to underside of ceiling with 5/8" gypsum wallboard on each side. 2. All concrete block walls in office area to be furred and sheathed as interior partitions above unless otherwise noted on Architectural drawings.

B.  PARTITION FINISH

         All interior partitions, not prefinished, will receive paint. Paint to be Landlord's standard, two finish coats over one primer coat. Color to be selected by Tenant from among choices pre-selected by Landlord.

C.  CEILING

         To be suspended acoustical 2X4 ceiling tile. Tile and metal grid to be white.

D.  FLOOR COVERING

         1. Carpet to be Landlord's standard (Cambridge--Oxford 28 oz. nylon textured loop. Installation to be glue down. Color to be selected by Tenant from among choices pre-selected by Landlord. Base at carpet to be 2-1/2" high solid oak, finish to match doors. 2. Resilient flooring to be Landlord's standard. 12"x12"x1/8". Color to be selected by Tenant from among choices pre-selected by Landlord. Base at resilient flooring to be Roppe 2-1/2" rubber cove.

E.  INTERIOR DOORS

         All interior doors to be solid core flush panel oak veneer with 3 coats natural color lacquer finish. Frames to be Timely Metal Frames. Door sizes to be 3'-0" x 7'-0" x 1-3/4" unless otherwise noted on architectural drawings.

F.  DOOR HARDWARE

         To be sargent 6 line Orbital series, 26D brushed chrome or equal. All entry doors to have keyed cylinder lock sets. All office, conference, and storage room doors to have passage lock set. Restrooms to have privacy lock. All doors to have 1-1/2 pair 4" hinges and 1 Ives concave wall stop #407 1/2, or equal, stainless steel finish.

G.  LIGHTING

         To be 2'x4' 4 lamp, recessed, fluorescent with prismatic lens light fixtures.

H.  ELECTRICAL/PHONE

         outlet locations as shown or Architectural drawings. All outlets, outlet covers, switches and switch plate covers to be white.

I.  COMPUTER/TELEPHONE OUTLETS

         Outlets to consist of empty junction box with 1/2" conduit stubbed above ceiling.

J.  TELEPHONE/COMPUTER LINES AND CABLING

         Wiring and installation to be provided by Tenant. 3/4" plywood phone board to be provided and installed by Landlord for telephone installation.

RESTROOMS/IF INSIDE THE TENANT'S SPACE

A.  CONSTRUCTION AND FINISHES

         To be as per office area specifications except as follows:
         1) Partitions and ceiling to receive 5/8" water resistant gypsum wallboard.

         2) Walls to have 2 coats of epoxy paint from floor to 4'-0" above floor. Remaining wall surface and ceiling to have 2 finish coasts of semi-gloss acrylic over one primer coat. Color to be white.

         3)Ceiling structure to be metal stud joists bearing on partition wall. Ceiling structure to support unit water heater for restroom. Ceiling height to be maximum allowable.

         4)Counter tops to have plastic laminate finish with color to be selected by Tenant from among choices pre-selected by Landlord.

B.  PLUMBING FIXTURES

         1) Toilet -- Armitage Shanks, white, model #109 or equal.

         2) Lavatory -- Armitage Shanks model #308, white, 19" self rimming china lavatory with Price Pfister #H43-121 faucet or equal.

         3) Lavatory -- American Standard wall hung Royalyn Vitreous China 3 hole #1024.131 (20" x 18") with Delta handle faucet #2520 or equal.

         4) Urinal -- Kohler model #402, white with Zorn flush valve or equal.

C.  ACCESSORIES

         1) Mirror -- Full HGT and with mirror with metal edge trim as shown on Architectural Drawings.

         2) Mirror -- Bobrick stainless steel channel frame mirror #B-165-1830 (18" x 30") or equal.

         3) Paper Towel Dispenser/Disposal -- Bobrick B-369 recessed, stainless steel satin finish or equal.

         4) Toilet Tissue Dispenser -- Bobrick B-388 recessed, stainless steel satin finish or equal.

         5) Utility Hook -- Bobrick #B-670 polished stainless steel or equal mounted interior side of toilet and shower stall doors (if applicable) 66" above finished floor.

         6) Grab Bars -- Bobrick #b-490, stainless steel satin finish or equal.

D.  LIGHTING

         One surface mounted 2 tube fluorescent fixture with acrylic lens in drywall light valance over lavatory. Ceiling fixture, if called for in Architectural drawings, to be 2 tube fluorescent with acrylic wrap lens.

E.  ELECTRICAL

         one GFI electric outlet adjacent to lavatory. One exhaust fan in any toilet room.

MECHANICAL/ELECTRICAL

A.  HEATING AND COOLING

         The interior premises are heated and cooled by one or more roof-mounted mechanical units. The sizing of the mechanical units are designed to provide one (1) ton of cooling for every three hundred and eighty-three
         (383) square feet of floor area; provided that the internal load does not exceed three (3) watts per square foot. Individual thermostat control shall be centrally controlled allowing for automatic setback capabilities with external dial-in monitoring provided for the interior premises, with control areas not to exceed two thousand (2,000) square feet in size. Based upon the above, the system shall maintain a minimum temperature of 65 degrees Fahrenheit and a maximum temperature of 75 degrees fahrenheit in the separate rooms within the Leased Premises, so long as the minimum exterior temperature shall not be below zero degrees fahrenheit and the maximum exterior temperature shall not be in excess of 100 degrees fahrenheit.

B.  ELECTRICAL

         Standard electrical service provided to the building to be 120/208 volt, three phase, four wire. No additional service to be provided for Tenant equipment unless otherwise noted. One (1) light switch per office is provided. Circuitry design is normally laid out to allocate 6 to 8 duplex outlets per 20 amp circuit.

C.  ELECTRICAL OUTLETS

         Restrooms to have one duplex electrical outlet. See Architectural drawings for outlet locations in other areas.

D.  LIGHTING

         Finished rooms, other than restrooms and storage areas will be lighted with 2'x4' recessed, 4 lamp, fluorescent fixtures. All fixtures to be provided initially with lamps. Lights and switch locations will be as shown on Architectural drawings.

SUPPLEMENTAL ITEMS

See Architectural drawings for additional notes and locations if the items below are included in the tenant finish.

A.   COFFEE BAR

         1) Base and upper cabinets to be Merrillat brand with style to be chosen by Landlord.

         2) Countertop and splash to be plastic laminate finish with color to be selected by Tenant from among choices pre-selected by Landlord.

         3) Kitchen sink, Dayton Kingsford #K-11515 single compartment sink with Delta #2171 faucet or equal.

B.  SHOWER STALL

         Universal Rundle #6852, 36" unit fiberglass shower stall with glass shower door or equal. When shower stalls are provided substitute a 30 gallon hot water heater for the standard 6 gallon hot water heater.

C.  PARTIAL HEIGHT PARTITIONS

         Partial height partitions to be 3-5/8" metal studs with 5/8" gypsum wallboard on each side and 1x oak cap. Finish to match full height partitions and oak base. See Architectural drawings for detail. Vertical posts will be provided as necessary for stability.

D.  REAR 10' X 10' OPENINGS

         Any of the following shall be included as part of the tenant finish:

         1) Changing out an overhead door to glass

         2) Changing out glass to an overhead door

         3) As part of initial tenant finish on a new building filling an opening with either glass or an overhead door.

                                   Exhibit "E"

                         Additional Terms and Conditions

1. None.

                                   Exhibit "F"

                                Option To Extend

1. Option to Extend. The Tenant shall have the option to extend this Lease Agreement from 12:00 noon on October 1, 2003, to 12:00 noon on October 1, 2008. In the event the Tenant desires to exercise said option, Tenant shall give written notice of such exercise to Landlord not before November 1, 2002, nor later than November 31, 2002.

See below for Option Term Rent. In the event of such exercise, this Lease Agreement shall be automatically extended for the additional term. Notwithstanding the foregoing, this option shall be void and of no force or effect if the Tenant is in default hereunder either as of the date of the Tenant's exercise of said option or as of the date of the commencement of the option or additional term.

2. Rent. Tenant shall pay the following rent for the Leased Premises:

         During Option Term

         For Period                         To Period                                   A Base Monthly
         Starting                           Ending                                      Rent of

         October 1, 2003                    October 1, 2008                             see below*

* Landlord and Tenant will attempt to agree upon a Fair Market Rental Value of the Leased Premises (expressed on a dollar per square foot basis) as determined by comparison to parcels of similar size located in shopping center in or near the City of Boulder, Colorado, having comparable development, use and density capability and such other characteristics as may be deemed relevant by a subject appraiser whose selection is outlined herein.

Landlord shall select an independent MAI real estate appraiser with at least ten
(10) years' experience in appraising commercial real property in the City of Boulder, Colorado (a "Qualified Appraiser"). The Qualified Appraiser selected by the Landlord shall be referred to as the "Landlords Appraiser". Within thirty
(30) days of being selected by the Landlord, the Landlord's appraiser shall determine the Fair Market Rental Value of the leased Premises in accordance with the appraisal standards set forth above and shall immediately give the Landlord and the Tenant written notification of his determination.

If the Tenant agrees with the Landlord's Appraiser's determination by multiplying the Fair Market Rental Value, then the Base Monthly Rent shall be determined by multiplying the Fair Market Rental Value by 8,497 and the new Base Monthly Rental shall become effective beginning with the first month of the Option Term. If the Tenant does not agree with the Landlord's Appraiser's determination of Fair Market Rental Value, the Tenant shall have the right to select its own Qualified Appraiser its own Qualified Appraiser to determine the Fair Market Rental Value. If the Tenant does elect to appoint a Qualified Appraiser, (the Tenant's Appraiser"), the Tenant shall select the Tenant's Appraiser within thirty (30) business days after receiving the Landlord's Appraiser's Determination of Fair Market Rental Value. The Tenant's Appraiser shall make his own determination if the Fair Market Rental Value in accordance with the provisions set forth above, within thirty (30) business days of being selected by the Tenant and shall immediately give the Landlord and the Tenant written notice of his determination.

If the Fair Market Rental Value as determined by the Landlord's Appraiser and the Tenant's Appraiser, respectively, differ by an amount which is equal to or less than five percent (5%) of the Fair Market Rental Value determined by the Landlord's Appraiser, then the arithmetic mean of the two Fair Market Rental Values shall constitute the fair Market Rental Value used to calculate the new Base Monthly Rental which will be in effect for the Option Term. If the Fair Market Rental Value determined by the Landlord's Appraiser and the Tenant's Appraiser's determination of the Fair Market Rental Value differ by more than five percent (5%), the Landlord's Appraiser and the Tenant's Appraiser shall agree upon and select a third Qualified appraiser who shall be independent of and have no prior or existing affiliation or relationship with either the Landlord or the Tenant (the "Independent Appraiser"). Within ten (10) business days of being appointed, the Independent Appraiser shall, after exercising his best professional judgement, choose either the Landlord's Appraiser's or the Tenant's Appraiser's determination of the Fair Market Rental Value which the judgement, best represents the Fair Market Rental Value at that point in time. Upon making such a selection, the Independent Appraiser shall immediately give the Landlord and the Tenant written notice of this selection of the Fair Market Rental Value. The Fair Market Rental Value selected by the Independent Appraiser shall be used to calculate the new Base Monthly Rental which will be in effect during the Extension Option, and such selection by the Independent appraiser shall be binding and conclusive upon the Landlord and the Tenant.

All Appraisal fees required hereunder shall be shared equally by the Landlord and Tenant.

                          LEASE MODIFICATION AGREEMENT

LANDLORD: LakeCentre Plaza, Ltd., LLLP

TENANT: New Frontier Media, Inc.

LEASE: That certain Lease Agreement between Landlord and Tenant, dated August 12, 1998 for the premises known as 5435 Airport Blvd., Suite 100, Boulder, Colorado 80301.

LEASE EXPIRATION: October 1, 2003

ADDITIONAL LEASED PREMISES: Tenant agrees to lease an additional 3,247 square feet immediately adjacent to current lease premises in 5435 Airport Blvd. Premises is referred to in Exhibit "A" attached to this Lease Modification Agreement.

MODIFIED SQUARE FOOTAGE:

                      8,497  Existing Lease Premises Square Footage
                    + 3,247  Additional Leased Premises Square Footage
                     ------
                     11,744  NEW TOTAL SQUARE FOOTAGE

NEW BASE MONTHLY RENT DURING LEASE TERM:

         For Period Starting:               To Period Ending:          A Base Monthly rent of:

         April 1, 1999                      October 1, 1999            $11,800.00
         October 1, 1999                    October 1, 2003            $11,800.00 Plus any cost of living
                                                                       adjustment per the above referenced
                                                                       Lease Modification Agreement.

REAL ESTATE TAXES: New total Real Estate Tax charges for the modified Leased Premises shall be $1,321.00 until modified per paragraph 11 of the Lease Agreement.

INSURANCE: New total Insurance charges for the modified Leased Premises shall be $70.00 until modified per paragraph 12 of the Lease Agreement.

COMMON AREA MAINTENANCE: New total Common Area Maintenance charges for the modified Leased Premises shall be $1,077.00 until modified per paragraph 16 of the Lease Agreement.

LANDLORD TENANT CONSTRUCTION OBLIGATIONS:

1. Landlord shall complete the Leased Premises per Exhibit "A" and per the attached set of "Standard Lease Space Specifications". Said standard landlord tenant finish improvements will be strictly adhered to by Landlord. Should Tenant deviate from these standard specifications, ownership reserves the right to reduce the aforesaid referenced Tenant Finish Allowance as necessary to compensate for the non-standard build out.

2. Landlord shall provide Tenant with $26.00 per square foot Tenant Finish Allowance toward the completion of such Tenant Improvements in the Additional Lease Premises of 3,247 square feet.

3. All other improvements to the Leased Premises shall be at the sole cost and expense of the Tenant.

4. Prior to the start of Tenant Finish, Landlord shall provide Tenant a budget outlining the cost of the Tenant Finish Construction.

ADDITIONAL SECURITY DEPOSIT: Tenant shall pay an additional Security Deposit in the amount of $3,657.00. Upon payment of such additional security Deposit, Tenant's total Security deposit held by Landlord shall be $11,800.00.

OTHER TERMS AND CONDITIONS: All other terms and conditions of the above referenced Lease Agreement between Landlord and Tenant, dated August 12, 1998 for the premises known as 5435 Airport Blvd., Suite 100, Boulder, Colorado 80301, shall remain the same except as modified herein.

TERMINATION DATE OF MODIFICATION OFFER: This offer expires January 8, 1999 if not executed by Tenant and delivered to this office by such date.

LANDLORD:                                          TENANT:
LAKECENTRE PLAZA, LTD., LLLP                       NEW FRONTIER MEDIA, INC.

/s/William W. Reynolds, partner                    /s/ Mark Kreloff

Dated this           day of                                , 1999.